Exhibit 10.5
KIPS BAY MEDICAL, INC.
SECOND SECURED CONVERTIBLE PROMISSORY NOTE

$2,900,000	July 19, 2007
     FOR VALUE RECEIVED, Kips Bay Medical, Inc., a Delaware corporation (“Kips Bay”), promises to pay to the order of Kips Bay Investments, LLC (“Holder”), at the office of Holder or at such other place as Holder may designate in writing, the principal sum of Two Million Nine Hundred Thousand Dollars ($2,900,000) (the “Principal Amount”) plus interest from and after the date hereof, and adjusted on the first business day of each month thereafter, compounded annually, on the unpaid principal balance outstanding from time to time at a rate, determined as of the date hereof, equal to nine percent (9%) per annum based on the actual number of days elapsed and a 360-day year.
     This $2,900,000 secured convertible promissory note (the “Second Note” or “Note”) is being made in consideration of a $2,900,000 loan made by Holder to Kips Bay pursuant to an Investment Agreement between the parties dated July 19, 2007. The Note is convertible in full into shares of Kips Bay common stock at $.625 per share, and is secured by all of Kips Bay assets pursuant to a Loan and Security Agreement of even date.
     Terms not otherwise defined herein shall have the meaning given to them in the Investment Agreement.
     1. Definitions.
     “Acquisition” means a transaction in which Kips Bay is acquired by a third party through a purchase of more than fifty-one (51) percent of Kips Bay’s outstanding common stock, there is a purchase of substantially all of the assets of Kips Bay or there is a merger of Kips Bay with a third party in which Kips Bay is not the surviving party.
     “Conversion Date” means as specified in Section 5(b) hereof.
     “Conversion Notice” means a notice specified in Section 5(a) hereof.
     “Conversion Shares” means as defined is Section 5(a) hereof.
     “Event of Default” means an event specified in Section 3 hereof.
     “Holder” means Kips Bay Investments, LLC, and each endorsee, pledgee, assignee, owner and holder of this Note, as such.
     “Loan and Security Agreement” means the Agreement which covers the loan made by Holder to Kips Bay and the security for such loans.
     “Maturity” means the date specified in Section 2(a) hereof.
     “Principal Amount” means as defined in the initial paragraph.

     “Second Note” means the Secured Convertible Promissory Note made in consideration of a $2.9 million loan made by Holder to Kips Bay.
     2. Payment of Principal and Interest.
     (a) Payments of Principal and Interest. If this Note is not converted into common stock pursuant to the provisions of Section 5 hereof, then the principal amount of this Note shall be repaid in full on June 30, 2010 (“Maturity”). Interest on this Note shall be calculated on the basis of the actual number of days lapsed in a year of three hundred sixty (360) days and shall be payable annually on the first and each of the two additional anniversaries of the date of issuance first stated above. Kips Bay shall make payments of accrued interest on June 30, 2008, and June 30, 2009. On June 30, 2010, the principal and all accrued interest will be due and payable. All principal and accrued interest shall be due and payable in full on the earliest to occur of (a) acceleration of the maturity of all principal and interest owning on this Note as provided herein and (b) June 30, 2010. All payments under this Note shall be applied first to payment of accrued interest and then to reduction of principal.
     (b) Payment on an Event of Default. If an Event of Default occurs, then the Holder may, by written notice to Kips Bay, declare this Note immediately due and payable and demand immediate payment of all principal and all accrued but unpaid interest, and, at any time thereafter, the Holder may proceed to collect such nonconverted principal and accrued and unpaid interest.
     3. Events of Default. The occurrence of any of the following conditions or any occurrence set forth in Section 5 of the Loan and Security Agreement to which the loan is subject shall constitute an Event of Default, whether such occurrence is voluntary or involuntary or is effected by operation of law or otherwise:
     (a) if any principal of or interest on this Note is not paid when due, and such nonpayment continues for five (5) days after notice thereof by Holder to Kips Bay; or
     (b) if Kips Bay materially breaches any provision of the Investment Agreement, the Loan and Security Agreement, or this Note, and such default continues for a period of ten (10) days after the earlier of notice thereof by Holder to Kips Bay or any of the other transaction documents shall have been terminated as a result of a breach thereof by Kips Bay; or
     (c) an Acquisition of which Holder was not properly notified pursuant to this agreement; or
     (d) if (i) any creditor of Kips Bay declares an event of default on Kips Bay, commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment owed by Kips Bay and such action is not dismissed within thirty (30) days; or (ii) Kips Bay makes an assignment for the benefit of creditors; or any order, judgment, or decree is entered adjudicating Kips Bay bankrupt or insolvent; or (iii) Kips

Bay petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of Kips Bay, or commences any proceedings relating to Kips Bay under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days; or (v) any order, judgment, or decree is entered in any proceedings against Kips Bay decreeing the dissolution of Kips Bay and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days.
Kips Bay shall immediately notify Holder of the occurrence of any Event of Default.
     4. Redemption. Upon any liquidation, dissolution or winding upon of Kips Bay, whether voluntary or involuntary, including an Acquisition in which Holder has not elected to convert this Note pursuant to Section 5, the principal amount of this Note, together with accrued and unpaid interest thereon, may be redeemed by Kips Bay, in whole or in part, upon thirty (30) days’ prior written notice delivered to the Holder by mail, postage prepaid (the “Redemption Notice”) to the Holder, without premium or penalty, for one hundred percent (100%) of the principal amount being redeemed, as well as all accrued but unpaid interest; provided, however, that the Holder, in its sole discretion, may convert this Note pursuant to Section 5 hereof, during such thirty (30) day notice period after its receipt of the Redemption Notice. Such Redemption Notice shall state (x) the date on which such redemption shall occur (the “Redemption Date”) and (y) shall call upon the Holder to surrender this Note to Kips Bay on the Redemption Date, at the place designated in the notice. This Note may not be prepaid in whole or in part by Kips Bay except pursuant to this Section 4.
     5. Conversion of the Note.
     (a) Conversion. At any time from and after the date hereof to and including June 20, 2010 the Holder may, at its option, by written notice (the “Conversion Notice”) delivered or mailed to Kips Bay at its principal office and accompanied by this Note, elect to convert all (but not less than all ) of the outstanding principal amount of this Note and all interest accrued but unpaid on such principal to the date of the Conversion Notice, into shares of common stock of Kips Bay. The Note shall automatically be converted into shares of common stock in the event of a Qualified Public Offering, as defined in the Investment Agreement, at the Conversion Price in effect immediately prior to the closing of the public offering. The date of Kips Bay’s receipt of the Conversion Notice is referred to as the “Conversion Date.” The “Conversion Price” at which this Notice may be converted into common stock shall be $.625 per share, subject to adjustment as provided herein. The number of shares of common stock into which this Note shall be converted shall be rounded down to the nearest whole share, and any fractional share eliminated in such downward rounding shall be cancelled and Kips Bay shall pay the Holder in cash an amount equal to such fractional share multiplied by the Conversion Price.

     (b) Conversion Date. This Note shall convert on a date which is ten (10) days after Kips Bay’s receipt of the Conversion Notice, (the “Conversion Date”), into Four Million Six Hundred Forty Thousand (4,640,000) shares of common stock of Kips Bay.
     (c) Delivery of Shares. The Conversion Shares shall be delivered in the manner described in this Section 5. Within fifteen (15) business days after the Conversion Date, Kips Bay shall deliver to the Holder, or to such person or persons as are designated by the Holder in a written notice to Kips Bay, a certificate or certificates representing the number of shares of common stock into which this Note is to be converted in such name or names as are specified by the Holder in such notice. Such conversion shall be deemed to have been effected at the close of business on the Conversion Date, and the person entitled to receive the Conversion Shares shall be treated for all purposes as having become the record holder of the Conversion Shares on such date.
     (d) Reservation of Shares. Kips Bay agrees that, during the period within which this Note may be converted, Kips Bay will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, such number of shares of common stock as may be issued upon conversion hereof, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all preemptive rights. Kips Bay agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable.
     (e) Acquisition. Kips Bay shall provide Holder at least twenty (20) days prior written notice of the anticipated closing of any Acquisition. Upon receipt of such notice, Holder shall have the right to convert this Note pursuant to Section 5(a) prior to the occurrence of an Acquisition at the price per share set for an Acquisition. In the event Holder elects not to convert this Note, then the successor corporation in the Sale Transaction shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation or merger by a holder of the number of shares of common stock into which this Note was convertible immediately prior to such consolidation or merger, (ii) make effective provision in its articles of incorporation or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled upon conversion of this Note.
     (f) Protection Against Dilution.
     (i) In the event of any reclassification or change of the common stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Kips Bay in which Kips Bay is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the common stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), then the Holder shall have the right thereafter to receive upon conversion of this Note the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of the common stock for which this Note was convertible immediately prior to such reclassification, change, consolidation or merger. Upon any adjustment of the Conversion Price, then and in each such case the Maker Kips Bay hall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holder affected by such adjustment at the address of the Holder as shown on the books of Kips Bay, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     (ii) Except for (a) the issuance of an aggregate of 6,000,000 shares to Manny Villafana and individuals designated by Manny Villafana; (b) the issuance of 600,000 shares of common stock issued or issuable to officers, directors, and employees of, or consultants to, Kips Bay pursuant to stock grants, option plans, purchase plans or other stock incentive programs or arrangements approved by the Kips Bay’s board of directors as described in Section 5 of the Investment Agreement; (c) shares of common stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financings or commercial leasing transaction approved by the board of directors, (d) shares of common stock issued or issuable pursuant to the acquisition of another corporation or other business entity by the Kips Bay merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Kips Bay board of directors; or (e) shares of common stock issued in connection with a Qualified Public Offering, if, and whenever, Kips Bay at any time while this Note is unsatisfied, shall issue shares of common stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of common stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the fully diluted number of shares of common stock outstanding immediately prior to the issuance of shares of common stock or such common stock equivalents plus the number of shares of common stock which the maximum aggregate consideration received or receivable by Kips Bay in connection with the issuance or exercise or conversion, as the case may be, of such shares of common stock or common stock equivalents would purchase at the Conversion Price then in effect, and the denominator of which shall be the sum of the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock so issued or issuable, provided, that for purposes hereof, all shares of common stock that are issuable upon exercise or exchange of common stock equivalents shall be deemed outstanding immediately after the issuance of such common stock equivalents.
     Upon any adjustment of the Conversion Price, then and in each such case Kips Bay shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder affected by such adjustment at the address of the Holder as shown on the books of Kips Bay, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
     (iii) The above provisions of Section 5(e) and this Section 5(f) shall similarly apply to successive reclassifications and changes of common stock and to successive consolidations, mergers or acquisition.
     6. Transfer.
     (a) This Note may not be transferred without the express written consent of the party, other than to an affiliate, subsidiary or business unit of Holder or to a business organization that shall succeed to substantially all of the business and assets of Holder or of such affiliate, subsidiary or business unit. Transfer of this Note shall be subject to prior delivery by the proposed transferee to Kips Bay of an opinion of counsel that such transfer is in compliance with all federal and all applicable securities laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the address of Kips Bay set forth in Section 12 hereof, accompanied by an assignment duly executed by the Holder hereof.
     (b) This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:
“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an opinion of counsel for Kips Bay or other counsel reasonably acceptable to Kips Bay to the effect that such registration is not required.”
     7. Loss or Mutilation of the Note. Upon receipt by Kips Bay of evidence satisfactory to Kips Bay of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Kips Bay, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Kips Bay shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

     8. Costs of Collection. Upon default under any provision of this Note, Kips Bay shall pay the costs (including reasonable attorneys’ fees, whether or not suit is brought) of Holder of this Note in the pursuit of the Holder’s remedies hereunder.
     9. Holder Not a Shareholder. Except as set forth in the Investment Agreement, this Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of Kips Bay, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.
     10. Waivers. Except as may be found elsewhere in this agreement Kips Bay hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Holder or the Holder, or their respective agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof, and such rights and powers shall be deemed continuous. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.
     11. Taxes. Kips Bay agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes that may be payable in respect of the issuance of this Note and/or any Conversion Shares or certificates therefor. Kips Bay shall not, however, be required to pay any stamp, original issue or similar tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than Holder.
     12. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be given by hand delivery, courier service (with acknowledgment of receipt), telecopy (with confirmation of transmission), or by certified mail, postage prepaid with return receipt requested, addressed to the parties at the following addresses:
if to Holder to:
Kips Bay Investments, LLC
7803 Glenroy Road, Suite 300
Bloomington, MN 55438
if to Kips Bay to:
Kips Bay Medical, Inc.
1482 Hunter Drive
Wayzata, MN 55391
     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by courier or by telecopy) or on the day shown on the return receipt (if delivered by mail).
     13. Title and Headings; Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.
     14. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Kips Bay and by either Holder or the Holder.
     15. Governing Law. The legality, validity, enforceability and interpretation of this Note shall be governed by the laws of the State of Minnesota without giving effect to the principles of conflict of laws.
     ACCORDINGLY, Kips Bay has caused this Note to be executed by its authorized officer as of the date stated above.

KIPS BAY MEDICAL, INC.
By:	/s/ Manny Villafaña
Its: President, CEO